Exhibit 21.1

Global Power Equipment Group Inc.

Annual Report on Form 10-K

Subsidiaries of Global Power Equipment Group Inc.

as of December 31, 2015

Consolidated Subsidiaries	Where Organized
Braden Construction Services, Inc.	Delaware
Braden Holdings, LLC	Delaware
Braden Manufacturing, L.L.C.	Delaware
Construction & Maintenance Professionals, LLC	Georgia
Global Power Professional Services Inc.	Delaware
Global Power Technical Services, Inc.	Delaware
GPEG, LLC	Delaware
Hetsco Holdings, Inc.	Delaware
Hetsco, Inc.	Delaware
Koontz-Wagner Custom Controls Holdings LLC	Indiana
Steam Enterprises LLC	Delaware
TOG Holdings, Inc.	Delaware
TOG Manufacturing Company, Inc.	Massachusetts
Williams Global Services, Inc.	Georgia
Williams Industrial Services, LLC	Georgia
Williams Industrial Services Group, L.L.C.	Delaware
Williams Plant Services, LLC	Georgia
Williams Specialty Services, LLC	Georgia

Braden-Europe B.V.	The Netherlands
Braden Manufacturing SA de CV	Mexico
Braden Power Equipment (Shanghai) Co., Ltd.	The People’s Republic of China
Global Power Netherlands B.V.	The Netherlands
Global Power Professional Services Netherlands B.V.	The Netherlands
Global Power Equipment Group (Hong Kong) Limited	Hong Kong
GPEG C.V.	The Netherlands
GPEG Mexico Distributing, SA de CV	Mexico